PRICEWATERHOUSE COOPERS [LOGO]


                                                                    EXHIBIT 23.2







                        CONSENT OF INDEPENDENT ACCOUNTS






We consent to the inclusion in this registration statement on Form S-4 of our report dated January 16, 1998, on our audits of the financial statements of Oneida Valley Bancshares, Inc. We also consent to the references to our firm under the caption "EXPERTS".



/s/ PRICEWATERHOUSE COOPERS LLP


Syracuse, NY
August 31,  1998